Exhibit 5.1

John C. Ethridge, Jr. Direct Tel: (404) 815-3634 Direct Fax: (404) 685-6934 Email: jethridge@sgrlaw.com

May 16, 2013

SANUWAVE Health, Inc.
11680 Great Oaks Way, Suite 350
Alpharetta, Georgia

Re:           SANUWAVE Health, Inc. – Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel for SANUWAVE Health, Inc., a Nevada corporation (the “Company”), in connection with the preparation and filing with the United States Securities and Exchange Commission (“SEC”), pursuant to the federal Securities Act of 1933, as amended (the “Securities Act”), of the Company’s registration statement on Form S-1, filed with the SEC on March 29, 2013, as amended by Amendment No. 1 to the registration statement filed with the SEC on May 16, 2013 (the “Registration Statement”), covering: (a) 6,000,000 units (“Units”), with each Unit consisting of (i) one share (each a “Primary Share,” and collectively, the “Primary Shares”) of the Company’s common stock, $0.001 par value (the “Common Stock”), and (ii) one warrant (each a “Warrant,” and collectively, the “Warrants”) of the Company to purchase 0.5 share(s) of Common Stock; and (b) 3,000,000 shares of the Common Stock (collectively, the “Warrant Shares”) reserved for issuance and issuable upon the exercise of the Warrants.

This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of SEC Regulation S-K  (12 C.F.R. § 229.601(b)(5)).

We have examined the originals, or certified, conformed or reproduction copies, of such records, agreements, instruments and documents as we have deemed relevant or necessary as the basis for the opinion hereinafter expressed. In all such examinations, we have assumed the genuineness of all signatures on originals or certified copies and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to such opinion, we have relied upon, and assumed the accuracy of, certificates and oral or written statements and other information of or from public officials, and officers or representatives of the Company, and others.

Our opinions herein are limited to the laws of the State of Nevada, and, with respect to our opinion in paragraph (2) below, the laws of the State of New York.

Board of Directors
SANUWAVE Health, Inc.
May 16, 2013

Based upon and subject to the foregoing, we are of the opinion that:

                  1.           The Primary Shares have been duly authorized for issuance and, when issued and paid for in accordance with the terms described in the Registration Statement, the Primary Shares will be validly issued, fully paid and non-assessable.

                  2.           The Warrants have been duly authorized for issuance and, when issued and paid for, and executed and delivered by the Company, in accordance with the terms described in the Registration Statement, each Warrant will constitute the valid, legally binding and enforceable obligations of the Company.

                  3.           The Warrant Shares have been duly authorized for issuance and, when issued and paid for in accordance with the provisions of the Warrants, including the payment of the exercise price therefor, the Warrant Shares will be validly issued, fully paid and non-assessable.

Our opinion as to the enforceability of the Warrants in paragraph (2) above is subject to the effects of bankruptcy, insolvency, reorganization, moratorium and other laws affecting the rights of creditors generally, and the effect of general principles of equity, including the discretionary nature of equitable remedies.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus contained in the Registration Statement.  In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the SEC thereunder.

Very truly yours, SMITH, GAMBRELL & RUSSELL, LLP By: /s/ John C. Ethridge, Jr. John C. Ethridge, Jr.